UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2023

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On May 8, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Perimeter Solutions, SA (the “Company”): (i) approved or, in the case of the Company's directors and executive officers, the Committee recommended and the Board approved, an amendment to each outstanding Stock Option Agreement (the “Option Agreement Amendments”) that has been granted under the Company’s 2021 Equity Incentive Plan (the “Plan”); and (ii) approved changes to the Company’s annual cash incentive compensation program effective for fiscal year 2023 (the “2023 Annual Incentive Program”). These changes were made following an annual review by the Committee of the Company's incentive programs. The changes include revisions to performance conditions designed to better promote sustained growth and value creation over time, while also accounting for seasonal fluctuations outside the Company's control, to ensure that its employees remain motivated and incentivized to achieve short- and long-term goals.
In furtherance of these objectives, the Option Agreement Amendments: (i) adjust the minimum and maximum annual operational performance per diluted share (“AOP”) growth targets from 13.5% and 23.5% to 10% and 20%, respectively; (ii) adjust and simplify the manner in which the option may vest after each performance year by eliminating the two-year look-back and look-forward provisions for excess AOP, and replacing it with a cumulative vesting provision that preserves the ability to vest the applicable portion each year but allows unvested portions to carry forward, so that vesting at the end of each year is no less than representative of the cumulative AOP performance through such year; (iii) add an alternative vesting provision if the market price of the Company's ordinary shares is more than twice the exercise price for a sustained period of time commencing in the third fiscal year after grant; and (iv) make certain clarifying and other changes. The Option Agreement Amendments do not change the exercise price of the options granted, or the number of the Company's ordinary shares covered by, the original Stock Option Agreements.
Under the 2023 Annual Incentive Program, the Company's executive officers will be eligible to earn a cash incentive, of which: (i) 75% will be based on actual EBITDA performance (of a particular segment or consolidated, depending on the executive) measured against target performance; and (ii) 25% will be based on an assessment of individual performance. For those executive officers whose EBITDA component is based on the performance of the Fire Safety segment, the target performance may be adjusted by the Committee based on the severity of the fire season.
The foregoing summary of the Option Agreement Amendments is qualified in its entirety by reference to the full text of the as-amended versions of the form of 2021 Stock Option Agreement and the forms of the 2022 Stock Option Agreement and 2023 Stock Option Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of 2021 Stock Option Agreement (As Amended).
10.2	Form of 2022 Stock Option Agreement (As Amended).
10.3	Form of 2023 Stock Option Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: May 12, 2023	By:	/s/ Haitham Khouri
Haitham Khouri
Chief Executive Officer